UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2022

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2022, Loop Canada Inc. (“Loop Canada”), a wholly-owned subsidiary of Loop Industries, Inc. (the “Company”), entered into a Promise to Purchase agreement (the “Agreement”) with 9409-4927 Quebec Inc. (“Quebec Inc.”) and NAI Terramont Commercial (“NAI”) for the sale of a portion of the excess land owned by Loop Canada in Bécancour, Québec.

As previously disclosed, Loop Canada acquired approximately 19.9 million square feet of land in Bécancour, Québec in May 2021. Approximately 3.6 million square feet of the land is reserved for the site of the Company’s planned Infinite Loop™ manufacturing facility. The Company has been pursuing a sale of the excess land that will not be needed for the construction of the Infinite Loop™ manufacturing facility. In addition to the property it has agreed to sell to Quebec Inc., Loop Canada owns approximately 6.0 million square feet of excess land that remains available for sale.

Pursuant to the Agreement, Loop Canada agreed to sell property located at 7000, boulevard Raoul-Duchesne, Bécancour (Qc) G9H 4X6 consisting of approximately ten million three hundred thirty-three thousand eight hundred thirty eight (10,333,838) square feet to Quebec Inc. for a purchase price of CDN $12.0 million. Quebec Inc. paid a deposit of CDN $100,000 and will pay the balance on the closing date of the purchase. The cost of the deed of sale, transfer tax and registration will be paid by Quebec Inc. Loop Canada will pay the commission payable to NAI. On August 17, 2022, Quebec Inc.’s unilateral right to withdraw from the Agreement in connection with due diligence on the property expired.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: August 23, 2022	By:	/s/ Drew Hickey
Drew Hickey
Chief Financial Officer

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